Exhibit 99.1




                         For Immediate Release
                   For Further Information, Contact:
               Brian Arsenault, SVP, Investor Relations
                             207 761-8517



         Banknorth Group to Present at Lehman Brothers Conference


       May 13, 2003 -- Banknorth Group, Inc. (NYSE: BNK) announced today that William J. Ryan, Banknorth Chairman, President and Chief Executive Officer, will present at Lehman Brothers 6th Annual Financial Services Conference in London, England on Thursday, May 15, 2003.

       Mr. Ryan will present at 9:30 a.m., London time. Presentation audio will be available at 1 334 323 6203 in the USA; 020 7162 0187 in the UK; and 44 20 7162 0187
       for international calls. The password is Financial Services Conference. The access code for the Banknorth presentation is 123140.

       After the conference has ended, a telephonic replay will be available through June 12, 2003. US call in number is 1 334 323 6222. UK call in number is 44 020 8288 4459; UK toll free number is 0500 637 880. The access code for the Banknorth presentation is 123140.

       There are a separate numbers for the Question and Answer session (listen only) following Mr. Ryan's presentation.

       The "live" number in the US is 1 334 420 4950; in the UK 020 7162 0184; other international 44 020 7162 0184. The access code for Banknorth is 124140. For replays of the Q&A following the conference, dial: in the US 1 334 323 6222; in the UK 0500 637 880; other international 44 020 8288 4459.
       The replay access code for Banknorth is 123140.